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                                                                  Exhibit 4

                              AMENDMENT NO. 5 TO
                               CREDIT AGREEMENT

        THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT ("Amendment No. 5") dated as of July 7, 1995 by and among Quaker State Corporation, a Delaware Corporation (the "Borrower"), the Banks party to the Credit Agreement (as hereinafter defined) and PNC Bank, National Association (formerly Pittsburgh National
Bank), a national banking association, as agent for the Banks (the "Agent");

                              W I T N E S S E T H:

        WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of March 31, 1992, pursuant to which the Banks agreed to make revolving credit loans to the Borrower not to exceed $45,000,000, all on the terms and conditions set forth therein, as amended by that certain Amendment No. 1 to Credit Agreement dated as of September 30, 1992 and as further amended by that certain Amendment No. 2 to Credit Agreement dated as of August 16, 1993, and as further amended by that certain Amendment No. 3 to Credit Agreement dated as of August 1, 1994, and as further amended by that certain Amendment No. 4 to Credit Agreement dated as of September 30, 1994 (the "Credit Agreement"); and

        WHEREAS, the Borrower, the Banks and the Agent hereby desire to amend the Credit Agreement as hereinafter provided.

        NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

        1. DEFINITIONS.

        Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

        2. AMENDMENT OF CREDIT AGREEMENT.

        The parties hereto do hereby modify and amend the Credit Agreement as follows;

         A. Article I, Section 1.01 [Certain Definitions] is hereby amended as follows:

            (i) The definition of "Expiration Date" is hereby amended and restated to read as follows:

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            Expiration Date shall mean, with respect to the Commitments,
            June 30, 1998 or such later date determined pursuant to Section
            2.08 hereof.

            (ii) The definition of "Fifth Amendment Effective Date" is hereby inserted between the definitions of "Federal Funds Effective Rate" and "Fixed Charges", as follows:

            Fifth Amendment Effective Date shall mean the effective date of that certain Amendment No. 5 to Credit Agreement, which date is July 7, 1995.

         B. Article II, Section 2.03 [Commitment Fees, p.17] is hereby amended and restated to read as follows:

                2.03 Commitment Fees. Accruing from the date hereof until the
            Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Commitment hereunder, a commitment fee (the "Commitment Fee") (computed on the basis of a year of 360 days and actual days elapsed) on the average daily unborrowed amount of such Bank's Commitment as the same may be constituted from time to time equal to the following, with any changes in rates to be effective as provided in Section 3.01 hereof:

                (i) one-fourth percent (1/4%) per annum for any period prior to the Fifth Amendment Effective Date during which the Borrower's long-term debt is rated greater than BB+ by Standard and Poors' Corporation ("S&P") or Ba1 by Moody's Investor Services, Inc. ("Moody's") (utilizing the lower of such ratings);

                (ii) three-eighths percent (3/8%) per annum for any period prior to the Fifth Amendment Effective Date during which Borrower's long-term debt is rated less than or equal to BB+ by S&P or Ba1 by Moody's (utilizing the lower of such ratings) or is not rated by S&P or Moody's;

                (iii) one-tenth percent (1/10%) per annum for any period on or after the Fifth Amendment Effective Date during which Borrower's long-term debt is rated greater than or equal to A by S&P or A1 by Moody's (utilizing the lower of such ratings);

                (iv) one-eighth percent (1/8%) per annum for any period on or after the Fifth Amendment Effective Date during which Borrower's long-term debt is rated less than A by S&P or A1 by Moody's

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            but greater than or equal to BBB+ by S&P or Baa1 by Moody's
            (utilizing the lower of such ratings);

                (v) three-twentieths percent (3/20%) per annum for any period on or after the Fifth Amendment Effective Date during which Borrower's long-term debt is rated less than BBB+ by S&P or Baa1 by Moody's but greater than or equal to BBB by S&P or Baa2 by Moody's (utilizing the lower of such ratings);

                (vi) seven-fortieths percent (7/40%) per annum for any period on or after the Fifth Amendment Effective Date during which Borrower's long-term debt is rated less than BBB by S&P or Baa2 by Moody's but greater than or equal to BBB- by S&P or Baa3 by Moody's (utilizing the lower of such ratings); and

                (vii) one-quarter percent (1/4%) per annum for any period on or after the Fifth Amendment Effective Date during which Borrower's long-term debt is rated less than BBB- by S&P or Baa3 by Moody's or is not rated by S&P or Moody's (utilizing the lower of such ratings).

            All Commitment Fees shall be payable in arrears on the last Business Day of each June, September, December and March after the date hereof and on the Expiration Date or upon acceleration of the Notes.

         C. Article III, Section 3.01(a) [Interest Rate Options, p.19], Subsection (ii) [Euro-Rate Option, p.20] is hereby amended and restated to read as follows:

                (ii) Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus:

                        (s) for any period prior to the Fifth Amendment
                 Effective Date during which the Borrower's long-term debt is rated greater than BBB+ by S&P or Baa1 by Moody's (utilizing the lower of such ratings), three-eighths percent (3/8%);

                        (t) for any period prior to the Fifth Amendment
                 Effective Date during which the Borrower's long-term debt is rated less than or equal to BBB+ by S&P or Baa1 by Moody's but greater than BB+ by S&P or Ba1 by Moody's (utilizing the lower of such ratings), one-half percent (1/2);

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                        (u) for any period prior to the Fifth Amendment
                 Effective Date during which the Borrower's long-term debt is rated less than or equal to BB+ by S&P or Ba1 by Moody's (utilizing the lower of such ratings) or is no longer rated by either S&P or Moody's, three-quarters percent (3/4%);

                        (v) for any period on or after the Fifth Amendment
                 Effective Date during which the Borrower's long-term debt is rated greater than or equal to A by S&P or A1 by Moody's (utilizing the lower of such ratings), eleven-fortieths percent (11/40%);

                        (w) for any period on or after the Fifth Amendment
                 Effective Date during which the Borrower's long-term debt is rated less than A by S&P or A1 by Moody's but greater than or equal to BBB+ by S&P or Baa1 by Moody's (utilizing the lower of such ratings), seven-twentieths percent (7/20%);

                        (x) for any period on or after the Fifth Amendment
                 Effective Date during which the Borrower's long-term debt is rated less than BBB+ by S&P or Baa1 by Moody's but greater than or equal to BBB by S&P or Baa2 by Moody's (utilizing the lower of such ratings), seventeen-fortieths percent (17/40%);

                        (y) for any period on or after the Fifth Amendment
                 Effective Date during which the Borrower's long-term debt is rated less than BBB by S&P or Baa2 by Moody's but greater than or equal to BBB- by S&P or Baa3 by Moody's (utilizing the lower of such ratings), one-half percent (1/2); and

                        (z) for any period on or after the Fifth Amendment
                 Effective Date during which the Borrower's long-term debt is rated less than BBB-by S&P or Baa3 by Moody's or is not rated by S&P or Moody's (utilizing the lower of such ratings), three-quarters percent (3/4%).

        3. Conditions of Effectiveness. The effectiveness of this Amendment No. 5 is expressly conditioned upon: (i) the Agent's receipt of counterparts of this Amendment No. 5 duly executed by the Borrower and each of the Banks; and
(ii) the Agent's receipt of a certificate signed by the Secretary or Assistant Secretary of the Borrower, dated as of a date satisfactory to the Agent, certifying as to all action taken by the Borrower to authorize the execution, delivery and performance of this Amendment No. 5.

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        4. MISCELLANEOUS.

           A. Except as expressly modified and amended by this Amendment No. 5, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

           B. The Borrower affirms the representations and warranties made by it to the Banks in Article V of the Credit Agreement as of the date hereof (except representations and warranties which expressly relate to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein). The Borrower represents and warrants to the Banks that no Event of Default or Potential Default has occurred and is continuing, and the execution and performance of this Amendment No. 5 shall not give rise to an Event of Default or Potential Default.

        5. Counterparts. This Amendment No. 5 may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all of such counterparts shall together constitute one and the same instrument.

        6. Governing Law. This Amendment No. 5 shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

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        IN WITNESS WHEREOF, the parties hereto by their officers duly authorized, have executed this Amendment No. 5 as of the day and year first above written.

                                           BORROWER;

                                           QUAKER STATE CORPORATION

                                           By:  /s/  C. A. CONRAD
                                                ---------------------------
                                           Name:  C. A. Conrad
                                           Title: Vice Chairman and CFO

                                           BANKS:

                                           PNC BANK, NATIONAL ASSOCIATION
                                           Individually and as Agent

                                           By:  /s/ LOUIS R. CESTELLO
                                                ---------------------------
                                                 Louis R. Cestello
                                                 Assistant Vice President

                                           MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK

                                           By:  /s/ JAMES FINCH
                                                ---------------------------
                                                 James Finch
                                                 Vice President

                                           INTEGRA BANK (successor in
                                           interest to INTEGRA NATIONAL
                                           BANK/NORTH)

                                           By : /s/  EDWARD R. SAY
                                                ---------------------------
                                                 Edward R. Say
                                                 Vice President



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